UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 30, 2013

PROSPECT GLOBAL RESOURCES INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54438	26-3024783
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1401 17th Street
Suite 1550
Denver, CO	80202
(Address of Principal Executive Offices)	(Zip Code)

(303) 990-8444

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

On April 30, 2013 we entered into an amended and restated termination of management services agreement with Buffalo Management LLC.  The original termination agreement was entered into as of August 1, 2012.  In connection with the restructuring of our senior debt to the Karlsson Group, Inc. which was disclosed in a Form 8-K filed on April 16, 2013, Buffalo agreed to reduce its royalty interest from 2% to 1% of our gross revenues for the benefit of our stockholders.  The amended and restated termination agreement makes such reduction and provides that we will engage a third party reasonably satisfactory to Buffalo to determine the fair market value of the surrendered portion of the royalty in the next 30 days.  Following such determination, Buffalo may choose to receive (i) equity securities ( that may include common stock, preferred stock or warrants for common stock as mutually agreed) equal in value to the determined fair market value or (ii) preferred stock that is redeemable after the Karlsson Group debt is repaid for the determined fair market value plus accrued interest.  The amended and restated termination agreement is filed as exhibit 10.1 to this Form 8-K.

Item 8.01                                           Other Events.

We are considering conducting a rights offering of securities to our existing stockholders and have set 5:00 p.m., New York City time, on May 16, 2013 as the record date for such rights offering.

Item 9.01                                           Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Identification of Exhibits
10.1	Amended and Restated Termination of Management Services Agreement with Buffalo Management LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROSPECT GLOBAL RESOURCES INC.

	By:	/s/ Damon G. Barber
Date: May 6, 2013		President and Chief Executive Officer